EXHIBIT (h)(xiv)

FIRST AMENDMENT TO THE
CARILLON SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of July 31, 2026, to the Fund Administration Servicing Agreement dated as of March 28, 2025, (the “Agreement”), is entered into by and between CARILLON TOWER ADVISERS, INC., (the “Administrator”), with respect to CARILLON SERIES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to convert Carillon ClariVest Capital Appreciation Fund from a mutual fund to an ETF; and

WHEREAS, this First Amendment will be in effect upon the conversion to ETF on July 31, 2026 (the “Conversion Date”). However, if such conversion is not completed by August 31, 2026, this Agreement shall not go into effect; and

WHEREAS, Carillon ClariVest Capital Appreciation Fund will be known as RJ ClariVest Capital Appreciation ETF; and

WHEREAS, Section 11(D) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Trust’s Board of Trustees.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A is hereby replaced and superseded by Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

Carillon TOWER ADVISERS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Susan Walzer	By:	/s/ Elizabeth Scalf
Name:	Susan Walzer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	7/22/2026 | 4:32:23 PM EDT	Date:	7/23/2026

Exhibit A
Fund Administration Servicing Agreement

Separate Series of Carillon Series Trust

Name of Series
RJ Chartwell Premium Income ETF
RJ Eagle Municipal Income ETF
RJ Eagle Vertical Income ETF
RJ Eagle GCM Dividend Select Income ETF
RJ ClariVest Capital Appreciation ETF

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